UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                         January 29, 2001

THE COLONIAL BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Street
Montgomery, Alabama 36104

(Address of principle executive offices)

(334) 240-5000

(Registrant’s telephone number)

Item 7. Financial Statements and Exhibits

      The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit

99.1	Presentation materials

Item 9. Regulation FD Disclosure

      Colonial BancGroup (“BancGroup”) is furnishing this Current Report on Form 8-K. This information is being made available in the form of a presentation to investors and analysts in meetings with Bancgroup management between January 29, 2001 and February 22, 2001. No information in this presentation shall be deemed to confirm, update, or otherwise modify earnings forecasts as previously filed in BancGroup's Current Report on Form 8-K, dated Janaury 17, 2001. Attached hereto and incorporated herein as Exhibit 99.1 is the text of that presentation. This presentation contains “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in the presentation are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2001 and 2002, including, but not limited to, an inability to maintain asset quality, meet targeted non-performing asset levels, and meet targeted returns on assets; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) changes which may occur in the regulatory environment, and (v) changes in interest rates by the Board of Governors of the Federal Reserve Board or rate changes driven by Market conditions in the financial services industry. When used in this presentation, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL BANCGROUP

	By:	/s/ W. Flake Oakley, IV

W. Flake Oakley, IV
its Chief Financial Officer
Date: January 29, 2001